EXHIBIT 10.2

FORM OF SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT (the “Sponsor Support Agreement”), dated as of [●], 2022, is entered into by and between Tsangs Group Holdings Limited, a Hong Kong company (“Sponsor”), TG Venture Acquisition Corp., a Delaware corporation (“SPAC”), each of the undersigned individuals, each of whom is a member of SPAC’s board of directors and/or management team (each, a “Holder”), The Flexi Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (the “Company”), and The Flexi Group Holdings Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of the Company (“PubCo”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Sponsor Support Agreement, SPAC, the Company, PubCo, The Flexi Merger Co. Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of PubCo, and The Flexi Merger Co. LLC, a Delaware limited liability company and a direct wholly owned subsidiary of PubCo, will enter into that certain Business Combination Agreement, dated as of the date hereof (the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”);

WHEREAS, Sponsor and each Holder has agreed to vote each share of SPAC Class B Common Stock (the “Founder Shares”) and any shares of SPAC Class A Common Stock shares owned by them in favor of the Business Combination, subject to the terms and conditions specified herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

2.       Voting Support. At any meeting of the Stockholders of SPAC, however called (including any adjournment or postponement thereof), and in any action by written resolution of the stockholders of SPAC, the Sponsor and each Holder hereby unconditionally and irrevocably agrees to (i) if applicable, appear at each such meeting or otherwise cause all of its Founder Shares and any shares of SPAC Class A Common Stock acquired prior to such meeting or action by written resolution, to be counted as present thereat for purposes of calculating a quorum, (ii) vote, and in any action by written resolution of the stockholders of SPAC, provide written consent with respect to, all of its Founder Shares in favor of the Transaction Proposals, and (iii) vote, or cause to be voted, against or withhold written consent, or cause written consent to be withheld, with respect to, as applicable, any other matter, action or proposal that would reasonably be expected to result in (x) a material breach of any of SPAC’s or its Affiliates’ covenants, agreements or obligations under the Business Combination Agreement, as appliable or (y) any of the conditions to the Closing of SPAC or its Affiliates set forth in Section 9.1 or Section 9.3 of the Business Combination Agreement not being satisfied.

3.       Sponsor Representations and Warranties. Sponsor hereby represents and warrants as of the date hereof that (a) Sponsor (i) is the beneficial and record owner of the Founder Shares set forth opposite its name on Exhibit A hereto, (ii) is duly organized, validly existing and in good standing under the laws of Hong Kong, (iii) has all requisite power and authority to execute and deliver this Sponsor Support Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder, (b) the execution and delivery of this Sponsor Support Agreement has been, and the consummation of the transactions contemplated hereby have been, duly authorized by all requisite action by Sponsor, and (c) this Sponsor Support Agreement has been duly and validly executed and delivered by Sponsor and, assuming this Sponsor Support Agreement has been duly authorized, executed and delivered by the other parties hereto, this Sponsor Support Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of Sponsor enforceable against it in accordance with its terms.

4.       Holder Representations and Warranties. Each Holder, severally and not jointly, hereby represents and warrants as of the date hereof that (a) such Holder is the beneficial and record owner of the number of Founder Shares set forth opposite such Holder’s name on Exhibit A hereto, (b) has all requisite power and authority to execute and deliver this Sponsor Support Agreement and to consummate the transactions contemplated hereby and to perform all of such Holder’s obligations hereunder, and (c) this Sponsor Support Agreement has been duly and validly executed and delivered by such Holder and, assuming this Sponsor Support Agreement has been duly authorized, executed and delivered by the other parties hereto, this Sponsor Support Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of Such Holder enforceable against it in accordance with its terms.

5.       Entire Agreement. This Sponsor Support Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Sponsor Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto (including, as to any change, amendment or waiver sought prior to the SPAC Merger Effective Time, the Company).

6.       Successors and Assigns. No party hereto may assign this Sponsor Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties (including, with respect to any assignment prior to the SPAC Merger Effective Time, the Company). Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Sponsor Support Agreement shall be binding on the Sponsor its successors, heirs and assigns and permitted transferees; provided, that any such permitted transferees execute a joinder to this Sponsor Support Agreement in the form reasonably acceptable to SPAC.

7.       Third-Party Beneficiaries. Nothing in this Sponsor Support Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Sponsor Support Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Sponsor Support Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

8.       Counterparts. This Sponsor Support Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.       Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Support Agreement shall be in writing and shall be sent by express mail or similar private courier service, by hand delivery or e-mail.

10.       Termination. This Sponsor Support Agreement shall automatically terminate, and have no further force and effect upon the termination of the Business Combination Agreement in accordance with its terms prior to the SPAC Merger Effective Time.

11.       Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Support Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Sponsor Support Agreement and to enforce specifically the terms and provisions of this Sponsor Support Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

12.       Amendment. This Sponsor Support Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto (including, as to any amendment, change, supplement, waiver, modification or termination sought to be effected prior to the SPAC Merger Effective Time, the Company).

13.       Severability. This Sponsor Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

14.       Governing Law. This Sponsor Support Agreement, the rights of the parties hereunder, and all Actions arising in whole or in part under or in connection herewith, shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. The parties hereto expressly incorporate by reference Section 11.7 and Section 11.14 (Governing Law; Jurisdiction; Waiver of Jury Trial) of the Business Combination Agreement to apply to this Agreement mutatis mutandis, with references to the Business Combination Agreement therein deemed to reference this Agreement and references to the “Parties” thereunder deemed to reference the parties hereto.

[signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Sponsor Support Agreement to be duly executed on its behalf as of the day and year first above written.

SPAC:

TG Venture Acquisition Corp.

By:
Name: Patrick Tsang
Title: Chief Executive Officer

SPONSOR:

Tsangs Group Holdings Limited

By:
Name: Patrick Tsang
Title: Managing Member

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Sponsor Support Agreement to be duly executed on its behalf as of the day and year first above written.

PUBCO:

The Flexi Group Holdings Ltd

By:
Name: Chris Edwards
Title: Chief Executive Officer

Company:

The Flexi Group Limited

By:
Name: Chris Edwards
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Sponsor Support Agreement to be duly executed on its behalf as of the day and year first above written.

HOLDERS:

Dragon Active Limited

By:
Name: Kelvin Liu
Title: Managing Member

ThinkEquity, LLC

By:
Name: Eric Lord
Title: Head of Investment Banking

TriPoint Capital Management, LLC

By:
Name: Michael Boswell
Title: Managing Director

HFI Limited

By:
Name: Simon Powell
Title: Managing Director

[Signature Page to Sponsor Support Agreement]